r77d.txt



PIMCO Funds

Supplement Dated July 16, 2012 to the
Bond Funds - Institutional Class, Class M, Class P, Administrative Class and Class D Prospectus and Bond Funds - Class A, Class B, Class C and Class R Prospectus (each dated July 31, 2011) (each a "Prospectus"), each as supplemented from time to time

Disclosure Related to PIMCO Floating Income Fund

Effective immediately, the first sentence of the second paragraph of the Fund's "Fund Summary-Principal Investment Strategies" section in each Prospectus is deleted in its entirety and replaced with the following:

The Fund may invest all of its assets in high yield securities ("junk bonds") rated Caa or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality, subject to a maximum of 10% of its total assets in securities rated Caa by Moody's, or equivalently rated by S&P or Fitch, or, if unrated, determined by PIMCO to be of comparable quality (except such limitations shall not apply to the Fund's investments in mortgage-backed securities).

Disclosure Related to PIMCO Foreign Bond Fund (Unhedged)

Effective immediately, the fifth sentence of the second paragraph of the Fund's "Fund Summary-Principal Investment Strategies" section in each Prospectus is deleted in its entirety and replaced with the following:

The Fund invests primarily in investment grade debt securities, but may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality (except that within such limitation, the Fund may invest in mortgage-backed securities rated below B).

Disclosure Related to PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)

Effective immediately, the sixth sentence of the second paragraph of the Fund's "Fund Summary-Principal Investment Strategies" section in each Prospectus is deleted in its entirety and replaced with the following:

The Fund invests primarily in investment grade debt securities, but may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality (except that within such limitation, the Fund may invest in mortgage-backed securities rated below B).

Disclosure Related to PIMCO Global Bond Fund (Unhedged)

Effective immediately, the seventh sentence of the second paragraph of the Fund's "Fund Summary-Principal Investment Strategies" section in the Bond Funds - Institutional Class, Class M, Class P, Administrative Class and Class D Prospectus is deleted in its entirety and replaced with the following:

The Fund invests primarily in investment grade debt securities, but may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality (except that within such limitation, the Fund may invest in mortgage-backed securities rated below B).

Disclosure Related to PIMCO Global Bond Fund (U.S. Dollar-Hedged)

Effective immediately, the seventh sentence of the second paragraph of the Fund's "Fund Summary-Principal Investment Strategies" section in each Prospectus is deleted in its entirety and replaced with the following:

The Fund invests primarily in investment grade debt securities, but may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality (except that within such limitation, the Fund may invest in mortgage-backed securities rated below B).

Disclosure Related to PIMCO Investment Grade Corporate Bond Fund

Effective immediately, the first sentence of the second paragraph of the Fund's "Fund Summary-Principal Investment Strategies" section in each Prospectus is deleted in its entirety and replaced with the following:

The Fund invests primarily in investment grade debt securities, but may invest up to 15% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by Pacific Investment Management Company LLC ("PIMCO") to be of comparable quality (except that within such limitation, the Fund may invest in mortgage-backed securities rated below B).

Disclosure Related to PIMCO Moderate Duration Fund

Effective immediately, the first sentence of the second paragraph of the Fund's "Fund Summary-Principal Investment Strategies" section in the Bond Funds - Institutional Class, Class M, Class P, Administrative Class and Class D Prospectus is deleted in its entirety and replaced with the following:

The Fund invests primarily in investment grade debt securities, but may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by Pacific Investment Management Company LLC ("PIMCO") to be of comparable quality (except that within such limitation, the Fund may invest in mortgage-backed securities rated below B).

Disclosure Related to PIMCO Total Return Fund

Effective immediately, the first sentence of the second paragraph of the Fund's "Fund Summary-Principal Investment Strategies" section in each Prospectus is deleted in its entirety and replaced with the following:

The Fund invests primarily in investment-grade debt securities, but may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by Pacific Investment Management Company LLC ("PIMCO") to be of comparable quality (except that within such limitation, the Fund may invest in mortgage-backed securities rated below B).

Disclosure Related to PIMCO Total Return Fund III

Effective immediately, the first sentence of the second paragraph of the Fund's "Fund Summary-Principal Investment Strategies" section in the Bond Funds - Institutional Class, Class M, Class P, Administrative Class and Class D Prospectus is deleted in its entirety and replaced with the following:

The Fund invests primarily in investment grade securities, but may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or
Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality (except that within such limitation, the Fund may invest in mortgage-backed securities rated below B).


Investors Should Retain This Supplement for Future Reference

PIMCO Funds

Supplement Dated July 16, 2012 to the
Strategic Markets Funds - Institutional Class, Class P, Administrative Class and Class D Prospectus and Strategic Markets Funds - Class A, Class B, Class C and Class R Prospectus (each dated July 31, 2011) (each a "Prospectus"), each as supplemented from time to time

Disclosure Related to PIMCO EM Fundamental IndexPLUS TR Strategy Fund

Effective immediately, the fourth sentence of the fourth paragraph of the Fund's "Fund Summary-Principal Investment Strategies" section in the Strategic Markets Funds - Institutional Class, Class P, Administrative Class and Class D Prospectus is deleted in its entirety and replaced with the following:

The Fund may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality (except that within such limitation, the Fund may invest in mortgage-backed securities rated below B).

Disclosure Related to PIMCO International StocksPLUS TR Strategy
Fund (Unhedged), PIMCO International StocksPLUS TR Strategy Fund
(U.S. Dollar-Hedged), PIMCO Small Cap StocksPLUS TR Fund, PIMCO
StocksPLUS Fund and PIMCO StocksPLUSTotal Return Fund

Effective immediately, the fourth sentence of the fourth paragraph of each Fund's "Fund Summary-Principal Investment Strategies" section in each Prospectus is deleted in its entirety and replaced with the following:

The Fund may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality (except that within such limitation, the Fund may invest in mortgage-backed securities rated below B).

Disclosure Related to PIMCO Fundamental Advantage Total Return Strategy Fund and PIMCO Fundamental IndexPLUS TR Fund

Effective immediately, the fourth sentence of the fifth paragraph of each Fund's "Fund Summary-Principal Investment Strategies" section in each Prospectus is deleted in its entirety and replaced with the following:

The Fund may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality (except that within such limitation, the Fund may invest in mortgage-backed securities rated below B).

Disclosure Related to PIMCO StocksPLUS TR Short Strategy Fund

Effective immediately, the eighth sentence of the third paragraph of the Fund's "Fund Summary-Principal Investment Strategies" section in each Prospectus is deleted in its entirety and replaced with the following:

The Fund may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality (except that within such limitation, the Fund may invest in mortgage-backed securities rated below B).


Investors Should Retain This Supplement for Future Reference

PIMCO Funds

Supplement Dated July 16, 2012 to the
PIMCO Small Company Fundamental IndexPLUS TR Strategy Fund -
Institutional Class, Class P, Administrative Class and Class D Prospectus and PIMCO Small Company Fundamental IndexPLUS TR Strategy Fund - Class A, Class C and Class R Prospectus (each dated August 19, 2011) (each a "Prospectus"), each as supplemented from time to time

Effective immediately, the fourth sentence of the fifth paragraph of the Fund's "Fund Summary-Principal Investment Strategies" section in each Prospectus is deleted in its entirety and replaced with the following:

The Fund may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality (except that within such limitation, the Fund may invest in mortgage-backed securities rated below B).


Investors Should Retain This Supplement for Future Reference

PIMCO Funds

Supplement Dated July 16, 2012 to the
PIMCO International Fundamental IndexPLUS TR Strategy Fund -
Institutional Class, Class P, Administrative Class and Class D Prospectus and PIMCO International Fundamental IndexPLUS TR Strategy Fund - Class A, Class C and Class R Prospectus (each dated August 19, 2011) (each a "Prospectus"), each as supplemented from time to time

Effective immediately, the fourth sentence of the fifth paragraph of the Fund's "Fund Summary-Principal Investment Strategies" section in each Prospectus is deleted in its entirety and replaced with the following:

The Fund may invest up to 10% of its total assets in high yield securities ("junk bonds") rated B or higher by Moody's Investors Service, Inc. ("Moody's"), or equivalently rated by Standard & Poor's Rating Services ("S&P") or Fitch, Inc. ("Fitch"), or, if unrated, determined by PIMCO to be of comparable quality (except that within such limitation, the Fund may invest in mortgage-backed securities rated below B).


Investors Should Retain This Supplement for Future Reference

PIMCO Funds

Supplement Dated August 17, 2012 to the
Strategic Markets Funds Class A, Class B, Class C and Class R Prospectus and Strategic Markets Funds Institutional Class, Class P, Administrative Class and Class D Prospectus, each dated July 31, 2012, as supplemented from time to time (each a "Prospectus")

Disclosure Related to the PIMCO Fundamental IndexPLUS TR Fund (the "Fund") Effective immediately, the Fund's broad-based securities market index is the S&P 500 Index. Accordingly, the following changes are made.

Effective immediately, the "Investment Objective" section of the Fund's Fund Summary in each Prospectus is deleted in its entirety and replaced with the following:

The Fund seeks total return which exceeds that of its benchmark.

Additionally, effective immediately, the first two paragraphs of the "Principal Investment Strategies" section of the Fund's Fund Summary in each Prospectus are deleted in their entirety and replaced with the following:

The Fund seeks to exceed the total return of the S&P 500 Index
(the "S&P 500") by investing under normal circumstances in derivatives based on Enhanced RAFI US Large Strategy Index ("Enhanced RAFI 1000") backed by a portfolio of short and intermediate maturity Fixed Income Instruments, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. "Fixed Income Instruments" include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. The S&P 500 is an unmanaged index composed of 500 selected common stocks that represent approximately two-thirds of the total market value of all U.S. common stocks. The Fund may invest in common stocks, options, futures, options on futures and swaps.
The Fund uses Enhanced RAFI 1000 derivatives in addition to or in place of Enhanced RAFI 1000 stocks to attempt to equal or exceed the daily performance of the S&P 500. The values of Enhanced RAFI 1000 derivatives should closely track changes in the value of Enhanced RAFI 1000. However, Enhanced RAFI 1000 derivatives may be purchased with a fraction of the assets that would be needed to purchase the equity securities directly, so that the remainder of the assets may be invested in Fixed Income Instruments. Research Affiliates, LLC, the Fund's sub-adviser, provides investment advisory services in connection with the Fund's use of Enhanced RAFI 1000 by, among other things, providing Pacific Investment Management Company LLC ("PIMCO"), or counterparties designated by PIMCO, with a model portfolio reflecting the composition of Enhanced RAFI 1000 for purposes of developing Enhanced RAFI 1000 derivatives. PIMCO actively manages the Fixed Income Instruments held by the Fund with a view toward enhancing the Fund's total return, subject to an overall portfolio duration which normally varies from (negative) 3 years to positive 8 years based on PIMCO's forecast for interest rates. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. The longer a security's duration, the more sensitive it will be to changes in interest rates. The Fund seeks to remain invested in Enhanced RAFI 1000 derivatives or Enhanced RAFI 1000 stocks even when Enhanced RAFI 1000 is declining.

Additionally, effective immediately, the second sentence of the fourth paragraph of the "Principal Investment Strategies" section of the Fund's Fund Summary in each Prospectus is deleted in its entirety.

Additionally, effective immediately, the first two sentences of the second paragraph of the "Performance Information" section of the Fund's Fund Summary in each Prospectus are deleted in their entirety and replaced with the following:

Effective August 17, 2012, the Fund's broad-based securities market index is the S&P 500 Index. The S&P 500 Index is an unmanaged market index generally considered representative of the stock market as a whole. The S&P 500 Index focuses on the large-cap segment of the U.S. equities market. Prior to August 17, 2012, the Fund's primary benchmark was the FTSE RAFI US 1000 Index.

Additionally, effective immediately, the eighth, ninth and tenth sentences of the second paragraph of the "Performance Information" section of the Fund's Fund Summary in each Prospectus are deleted in their entirety and replaced with the following:

Prior to August 17, 2012, the Fund's secondary benchmark was the S&P 500 Index. The Fund's new broad-based securities market index was selected as its use is more closely aligned with the expectations of Fund shareholders.

Additionally, effective immediately, the following disclosure is removed from its current location and added above the row relating to the FTSE RAFI US 1000 Index in the Average Annual Total Returns table in the "Performance Information" section of the Fund's Fund Summary in each Prospectus:


								Since
								Inception
						1 Year 	5 Years	(06/30/2005)
						------	-------	------------
S&P 500 Index (reflects no deductions for
	fees, expenses or taxes)		2.11%	-0.25%	   2.97%



Investors Should Retain This Supplement for Future Reference

PIMCO Funds

Supplement Dated August 17, 2012 to the
Strategic Markets Funds Institutional Class, Class P, Administrative Class and Class D Prospectus, dated July 31, 2012, as supplemented from time to time (the "Prospectus")

Disclosure Related to the PIMCO EM Fundamental IndexPLUS TR Strategy Fund (the "Fund")

Effective immediately, the Fund's broad-based securities market index is the MSCI Emerging Markets Index (Net Dividends in USD). Accordingly, the following changes are made.

Effective immediately, the "Investment Objective" section of the Fund's Fund Summary in the Prospectus is deleted in its entirety and replaced with the following:

The Fund seeks total return which exceeds that of its benchmark.

Additionally, effective immediately, the first two paragraphs of the "Principal Investment Strategies" section of the Fund's Fund Summary in the Prospectus are deleted in their entirety and replaced with the following:

The Fund seeks to exceed the total return of the MSCI Emerging Markets Index (Net Dividends in USD) (the "Benchmark") by investing under normal circumstances in derivatives based on the Enhanced RAFI Emerging Markets Strategy Index ("Enhanced RAFI EM") backed by a diversified short to intermediate duration portfolio comprised of Fixed Income Instruments, which may be represented by forwards or derivatives such as options, futures contracts, or swap agreements. "Fixed Income Instruments" include bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities. The Benchmark is a market capitalization weighted index that is designed to measure equity performance of emerging markets. The Fund may invest in common stocks, options, futures, options on futures and swaps. The Fund is normally expected to primarily use Enhanced RAFI EM derivatives in place of Enhanced RAFI EM stocks to attempt to equal or exceed the daily performance of the Benchmark.
The values of Enhanced RAFI EM derivatives closely track changes in the value of Enhanced RAFI EM. However, Enhanced RAFI EM derivatives may be purchased with a fraction of the assets that would be needed to purchase the equity securities directly, so that the remainder of the assets may be invested in Fixed Income Instruments. Research Affiliates, LLC, the Fund's sub-adviser, provides investment advisory services in connection with the Fund's use of the Enhanced RAFI EM by, among other things, providing Pacific Investment Management Company LLC ("PIMCO"), or counterparties designated by PIMCO, with a model portfolio reflecting the composition of Enhanced RAFI EM for purposes of developing Enhanced RAFI EM derivatives. PIMCO actively manages the Fixed Income Instruments held by the Fund with a view toward enhancing the Fund's total return, subject to an overall portfolio duration which normally varies from (negative) 3 years to positive 8 years based on PIMCO's forecast for interest rates. Duration is a measure used to determine the sensitivity of a security's price to changes in interest rates. The longer a security's duration, the more sensitive it will be to changes in interest rates. The
Fund seeks to remain invested in Enhanced RAFI EM derivatives or Enhanced
RAFI EM stocks even when Enhanced RAFI EM is declining.

Additionally, effective immediately, the following disclosure is added prior to the first sentence of the second paragraph of the "Performance Information" section of the Fund's Fund Summary in the Prospectus:

Effective August 17, 2012, the Fund's broad-based securities market index is the MSCI Emerging Markets Index (Net Dividends in USD). The MSCI Emerging Markets Index (Net Dividends in USD) is a free float-adjusted market capitalization index that is designed to measure the equity market performance in the global emerging markets. The MSCI Emerging Markets Index (Net Dividends in USD) consists of the following 21 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. Prior to August 17, 2012, the Fund's primary benchmark was the FTSE RAFI Emerging Markets Index.

Additionally, effective immediately, the sixth and seventh sentences of the second paragraph of the "Performance Information" section of the Fund's Fund Summary in the Prospectus are deleted in their entirety and replaced with the following:

Prior to August 17, 2012, the Fund's secondary benchmark was the MSCI Emerging Markets Index. The Fund's new broad-based securities market index was selected as its use is more closely aligned with the expectations of Fund shareholders.

Additionally, effective immediately, the following disclosure is removed from its current location and added above the row relating to the FTSE RAFI Emerging Markets Index in the Average Annual Total Returns table in the "Performance Information" section of the Fund's Fund Summary in the
Prospectus:


								Since
								Inception
							1 Year 	(11/26/2008)
							-------	------------
MSCI Emerging Markets Index (Net Dividends in USD)
 (reflects no deductions for fees, expenses or taxes)	-18.42%	   22.43%



Investors Should Retain This Supplement for Future Reference

PIMCO Funds

Supplement Dated August 17, 2012 to the

Strategic Markets Funds Class A, Class B, Class C and Class R Prospectus and Strategic Markets Funds Institutional Class, Class P, Administrative Class and Class D Prospectus, each dated July 31, 2012, as supplemented from time to time (each a "Prospectus")

Disclosure Related to the PIMCO Inflation Response Multi-Asset Fund (the "Fund")

Effective immediately, the seventh sentence of the fifth paragraph of the "Principal Investment Strategies" section of the Fund's Fund Summary in each Prospectus is deleted in its entirety and replaced with the following:

The Fund will normally limit its exposure to gold to 25% of its total assets.

In addition, effective immediately, the following is added immediately after "Issuer Non-Diversification Risk" in the "Principal Risks" section of the Fund's Fund Summary in each Prospectus:

Gold-Related Risk: the risk that investments tied to the price of gold may fluctuate substantially over short periods of time or be more volatile than other types of investments due to changes in inflation or inflation expectations or other economic, financial and political factors in the U.S. and foreign (non-U.S.) countries

In addition, effective immediately, the table of Principal Risks following the first paragraph in the "Description of Principal Risks" section in each Prospectus is updated to include Gold-Related Risk for the Fund.

In addition, effective immediately, the following is added immediately after "Inverse Correlation and Compounding Risk" in the "Description of Principal Risks" section in each Prospectus:

Gold-Related Risk

Investments in instruments tied to the price of gold are considered speculative. A Fund's investments in instruments tied to the price of gold may fluctuate substantially over short periods of time or subject the Fund to greater volatility than other types of investments due to many factors, such as changes in inflation or inflation expectations, the supply of gold, commercial and industrial demand for gold, purchases or sales of gold by entities such as governments or central banks, other actions by governments such as monetary policy changes or restrictions on ownership, investment speculation, or other economic, financial or political factors. Moreover, the majority of gold producers are located in a limited number of countries, and economic, political or other factors affecting one or more major sources of gold may have substantial effects on gold prices. A Fund's gold-related investments will primarily consist of derivative instruments tied to the price of gold, such as options, futures and swaps, or gold-related Acquired Funds, as opposed to direct investments in gold bullion. For a discussion of the risks associated with investments in derivatives and Acquired Funds, see "Derivatives Risk" and "Acquired Funds Risk," respectively.

In addition, effective immediately, the second footnote to the "Annual Fund Operating Expenses" table in the "Fees and Expenses of the Fund" section of the Fund's Fund Summary in each Prospectus is deleted in its entirety and replaced with the following:

2	PIMCO has contractually agreed, through July 31, 2013, to waive, first, the advisory fee and, second, the supervisory and administrative fee it receives from the Fund in an amount equal to the expenses attributable to the Management Fees of Underlying PIMCO Funds indirectly incurred by the Fund in connection with its investments in Underlying PIMCO Funds, to the extent the Fund's Management Fees are greater than or equal to the Management Fees of the Underlying PIMCO Funds. This waiver renews annually for a full year unless terminated by PIMCO upon at least 30 days' notice prior to the end of the contract term.

In addition, effective immediately, the third footnote to the "Annual Fund Operating Expenses" table in the "Fees and Expenses of the Fund" section of the Fund's Fund Summary in each Prospectus is deleted in its entirety and replaced with the following:

3	PIMCO has contractually agreed, through July 31, 2013, to waive a portion of its advisory fee equal to 0.10% of average daily net assets.

In addition, effective immediately, the following is added immediately before the first paragraph in the "Performance Information" section of the Fund's Fund Summary in each Prospectus:

The Fund measures its performance against its benchmark, the Inflation Response Index (the "Index"). The Index represents a diversified basket of asset classes that serve either as an explicit or as an implicit hedge against inflation. The Index is a blend of 45% Barclays U.S. TIPS Index, 20% Dow Jones-UBS Commodity Index Total Return, 15% JPMorgan Emerging Local Markets Index Plus (Unhedged), 10% Dow Jones U.S. Select REIT Total Return Index, and 10% Dow Jones-UBS Gold Subindex Total Return Index. The Barclays U.S.
TIPS Index is an unmanaged market index comprised of all U.S. Treasury Inflation Protected Securities ("TIPS") rated investment grade (Baa3 or better), have at least one year to final maturity, and at least $250 million par amount outstanding. The Dow Jones-UBS Commodity Index Total Return is an unmanaged index composed of futures contracts on 19 physical commodities, which is designed to be a highly liquid and diversified benchmark for commodities as an asset class. The JPMorgan Emerging Local Markets Index Plus (Unhedged) tracks total returns for local-currency-denominated money market instruments in 22 emerging market countries with at least US$10 billion of external trade. The Dow Jones U.S. Select Real Estate Investment Trust (REIT) Total Return Index, a subset of the Dow Jones Americas Select Real Estate Securities Index (RESI) that includes only REITs and REIT-like securities, seeks to measure the performance of publicly-traded real estate securities. The Dow Jones U.S. Select REIT Total Return Index is designed to serve as a proxy for direct real estate investment. The Dow Jones-UBS Gold Subindex Total Return Index reflects the return on fully-collateralized positions in the underlying commodity futures.


Investors Should Retain This Supplement for Future Reference

PIMCO Funds

Supplement Dated August 17, 2012 to the
Bond Funds Class A, Class B, Class C and Class R Prospectus and Bond Funds Institutional Class, Class M, Class P, Administrative Class and Class D Prospectus, each dated July 31, 2012, as supplemented from time to time (each a "Prospectus")

Disclosure Related to the PIMCO Emerging Markets Corporate Bond Fund
(the "Fund")

Effective October 1, 2012, the advisory fee for the Fund, stated as a percentage of the Fund's average daily net assets, will decrease from 0.85% to 0.75%.


Investors Should Retain This Supplement for Future Reference

PIMCO Funds

Supplement Dated August 31, 2012 to the
Strategic Markets Funds Institutional Class, Class P, Administrative Class and Class D Prospectus and Strategic Markets Funds Class A, Class B, Class C and Class R Prospectus (each dated July 31, 2012) (each a "Prospectus"), each as supplemented from time to time

Disclosure Related to Investment in Other Investment Companies

Effective immediately, the "Characteristics and Risks of Securities and Investment Techniques - Investment in Other Investment Companies" section in each Prospectus is deleted in its entirety and replaced with the following:

The PIMCO All Asset and PIMCO All Asset All Authority Funds invest substantially all of their assets in other investment companies. Each of the PIMCO All Asset and PIMCO All Asset All Authority Fund's investments in a particular Underlying PIMCO Fund normally will not exceed 50% of its total assets. The PIMCO Global Multi-Asset Fund, PIMCO Inflation Response Multi-Asset Fund and the PIMCO RealRetirement Funds may invest in Underlying PIMCO Funds, and to the extent permitted by the 1940 Act or exemptive relief therefrom, other affiliated and unaffiliated funds, which may or may not be registered under the 1940 Act, such as open-end or closed-end management investment companies, exchange-traded funds and exchange traded vehicles.

Each Fund may invest in securities of other investment companies, such as open-end or closed-end management investment companies, including exchange-traded funds, or in pooled accounts, or other unregistered accounts or investment vehicles to the extent permitted by the 1940 Act and the rules and regulations thereunder and any exemptive relief therefrom. A Fund may invest in other investment companies to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when PIMCO believes share prices of other investment companies offer attractive values. The limitation described in the foregoing sentence shall not apply to the PIMCO CommodityRealReturn Strategy Fund, PIMCO CommoditiesPLUS Strategy Fund, PIMCO CommoditiesPLUS Short Strategy Fund, PIMCO Global Multi-Asset Fund or PIMCO Inflation Response Multi-Asset Fund's investment in their respective Subsidiaries. As a shareholder of an investment company or other pooled vehicle, a Fund may indirectly bear investment advisory fees, supervisory and administrative fees, service fees and other fees which are in addition to the fees the Fund pays its service providers.

Each Fund may invest in certain money market funds and/or short-term bond funds ("Central Funds"), to the extent permitted by the 1940 Act, the rules thereunder or exemptive relief therefrom. The Central Funds are registered investment companies created for use solely by the series of the Trust, PIMCO Variable Insurance Trust, PIMCO ETF Trust, PIMCO Equity Series and PIMCO Equity Series VIT, other series of registered investment companies advised by PIMCO, in connection with their cash management activities.
The main investments of the Central Funds are money market instruments and short maturity Fixed Income Instruments. The Central Funds may incur expenses related to their investment activities, but do not pay investment advisory or supervisory and administrative fees to PIMCO.

Subject to the restrictions and limitations of the 1940 Act, each Fund may, in the future, elect to pursue its investment objective either by investing directly in securities, or by investing in one or more underlying investment vehicles or companies that have substantially similar investment objectives and policies as the Fund.


Investors Should Retain This Supplement For Future Reference

PIMCO Funds

Supplement Dated September 27, 2012 to the
Strategic Markets Funds Class A, Class B, Class C and Class R Prospectus and Strategic Markets Funds Institutional Class, Class P, Administrative Class and Class D Prospectus, each dated July 31, 2012, as supplemented from time to time (the "Prospectuses")

Disclosure Related to PIMCO All Asset Fund

Effective immediately, the first sentence of the first paragraph of the "Principal Investment Strategies" section of the PIMCO All Asset Fund's Fund Summary in each Prospectus is deleted in its entirety and replaced with the following:

The Fund seeks to achieve its investment objective by investing under normal circumstances substantially all of its assets in Institutional Class or Class M shares of any funds of the Trust or PIMCO Equity Series, an affiliated open-end investment company, except other funds of funds, or shares of any actively-managed funds of the PIMCO ETF Trust, an affiliated investment company (collectively, "Underlying PIMCO Funds").

Disclosure Related to PIMCO All Asset All Authority Fund

Effective immediately, the first sentence of the first paragraph of the "Principal Investment Strategies" section of the PIMCO All Asset All Authority Fund's Fund Summary in each Prospectus is deleted in its entirety and replaced with the following:

The Fund seeks to achieve its investment objective by investing under normal circumstances substantially all of its assets in Institutional Class or Class M shares of any funds of the Trust or PIMCO Equity Series, an affiliated open-end investment company, except other funds of funds, or shares of any actively-managed funds of the PIMCO ETF Trust, an affiliated investment company (collectively, "Underlying PIMCO Funds").

In addition, effective immediately, the sixth footnote to the "Annual Fund Operating Expenses" table in the "Fees and Expenses of the Fund" section of the PIMCO All Asset All Authority Fund's Fund Summary in the Strategic Markets Funds Institutional Class, Class P, Administrative Class and Class D Prospectus is deleted in its entirety and replaced with the following:

6	Total Annual Fund Operating Expenses After Fee Waiver and/or
Expense Reimbursement excluding interest expense and interest expense of the Underlying PIMCO Funds is 1.16%, 1.26%, 1.41% and 1.56% for the Institutional Class, Class P, Administrative Class and Class D shares, respectively.

Additionally, effective immediately, the sixth footnote to the "Annual Fund Operating Expenses" table in the "Fees and Expenses of the Fund" section of the PIMCO All Asset All Authority Fund's Fund Summary in the Strategic Markets Funds Class A, Class B, Class C and Class R Prospectus is deleted in its entirety and replaced with the following:

6	Total Annual Fund Operating Expenses After Fee Waiver and/or
Expense Reimbursement excluding interest expense and interest expense of the Underlying PIMCO Funds is 1.61% and 2.36% for Class A and Class C shares, respectively.


Investors Should Retain This Supplement for Future Reference